SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2007

World Wrestling Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27639	04-2693383

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 East Main Street, Stamford, CT	06902

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 352-8600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b)
☐ Pre-commencement communications pursuant to Rule 13e-4 © under the Exchange Act (17 CFR 240.13e-4 ©

Item 5.02.	Departure of directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On March 2, 2007, World Wrestling Entertainment, Inc. (the “Company”) entered into a three-year employment agreement with Frank G. Serpe in connection with his promotion to Chief Financial Officer. Under the terms of this Agreement, Mr. Serpe will serve for one year as the Company’s Chief Financial Officer (or until such earlier date as his successor is appointed) and thereafter as a Senior Advisor to the Company. He is entitled to an initial annual salary of $325,000 and is entitled to participate in the Company’s Management Bonus Plan at the Executive Vice President level in 2007. He has been granted 15,000 restricted stock units under the Company’s Long-Term Incentive Plan, which units will vest in three equal annual installments commencing January 23, 2008. In the event Mr. Serpe’s employment is terminated by the Company without cause, he shall be entitled to his base salary through the end of the term of the agreement and the immediate vesting of the unvested portion of any options and restricted stock units then outstanding.
     A copy of the employment agreement will be filed as Exhibit 10.18 to the Company’s Transition Report on Form 10-K for the transition period from May 1, 2006 to December 31, 2006. Attached hereto as Exhibit 99.1 is a copy of the press release issued by the Company on March 2, 2007 to announce Mr. Serpe’s promotion.

Item 9.01.	Financial Statements and Exhibits

	(a)	Not applicable.

	(b)	Not applicable.

	(d)	Exhibits

		99.1	Press Release dated March 2, 2007
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.
By:	/s/ Edward L. Kaufman
Edward L. Kaufman
Executive Vice President and General Counsel

Dated: March 2, 2007